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                                                                    Exhibit 5(a)


                    WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                        Attorneys and Counselors at Law
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201

                                 -------------

                           Telephone (214) 979-3000
                              Fax (214) 880-0011



                              September 20, 1996

TUC Holding Company
1601 Bryan Street
Dallas, Texas 75201


Ladies and Gentlemen:

     Referring to the proposed issuance and delivery by TUC Holding Company (Company) of up to 242,142,685 shares of its common stock, without par value (Stock), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1996, by and among the Company, Texas Utilities Company and ENSERCH Corporation (Plan of Merger), as contemplated by the Registration Statement on Form S-4 (Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Texas.

     2. All requisite action necessary to make the Stock validly issued, fully paid and nonassessable will have been taken when: (a) the Stock shall have been issued and delivered in accordance with the Plan of Merger or pursuant to the Conversion (as defined in the Registration Statement); and (b) the Articles of Merger shall have been duly filed with the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act as contemplated by the Plan of Merger and Certificates of Merger shall have been issued by such official.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.

                                            Very truly yours,



                                            WORSHAM, FORSYTHE
                                                & WOOLDRIDGE, L.L.P.

                                            By: /s/ Neil D. Anderson
                                               ---------------------------------
                                                                    A Partner